Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated March 15, 2017, with respect to the consolidated financial statements of ASB Bancorp Inc. and Subsidiaries (the “Company”) and the effectiveness of internal control over financial reporting, which reports are included in the Company’s 2016 Annual Report on Form 10-K.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia

July 28, 2017